Exhibit 10(s)

                                                 November 14, 2005

VIA FACSIMILE

Regan Holding Corp.
2090 Marina Ave.
Petaluma, California 94954
Attn:  Mr. Michael Cairns

Re:  That certain improved real property  commonly known as 2084 Lakeville Blvd.
     - 2090 Marina Ave. in Petaluma, California

Dear Michael:

     Reference is made to that certain Agreement of Purchase and Sale dated as of July 25, 2005, entered into between Regan Holding Corp., a California corporation ("Seller"), and Basin Street Properties, a California corporation ("Buyer"), as amended by those certain side letter agreements dated as of September ___, 2005, October 21, 2005, October 31, 2005 and November 7, 2005 (as amended, the "Agreement").

     Pursuant to the Agreement, Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, the above-referenced property. Capitalized terms used herein and not defined herein shall have the same meanings as set forth in the Agreement.

     Buyer and Seller hereby modify the Agreement as follows:

     1. Purchase Price. The Purchase Price is reduced from Thirteen Million One Hundred Thousand Dollars ($13,100,000) to Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000).

     2. Lease. The form of the Lease is revised to (i) reduce the initial monthly rent from $1.30 per rentable square foot to $1.25 per rentable square foot and (ii) provide for Tenant to pay to Landlord advance rent in the amount of $979,652.16 (i.e., an amount equal to the total amount of the base rent and estimated taxes and operating expenses due for the first nine full calendar months of the term of the Lease) (hereinafter referred to as the "Advance Rent"). The form of the Lease attached as Exhibit D to the Lease is deleted and the form of the Lease attached hereto is substituted in place thereof.

     3. Advance Rent. At Close of Escrow, Escrow Holder shall deliver the Advance Rent to Buyer to be deposited into an account designated by Buyer or Buyer's lender.

     Except as expressly modified hereby, the Agreement is unmodified and in full force and effect.

     Please execute this letter agreement in the space provided below to evidence your acceptance of the terms of this letter agreement, and return a fully executed copy of this letter agreement to me. This letter agreement may be executed in one or more counterparts, and all of the counterparts shall constitute but one and the same agreement.

                                           Sincerely,

                                              BASIN STREET PROPERTIES,
                                              a California corporation

                                              By: /s/ Matthew T. White
                                                  ------------------------
                                                  Matthew T. White
                                                  President

AGREED AND ACCEPTED:
--------------------

REGAN HOLDING CORP., a California corporation

By:   /s/ John W. Abbott
     ------------------------
     Name:  John W. Abbott
          ------------------------
     Its: Chief Information Officer
          ------------------------

By:
   -------------------------------
     Name:
           -----------------------
     Its:
              --------------------